UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 16, 2014

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. C. Brig Miller has notified the Company of his plan to retire, effective April 30, 2015 at age 63, from his position as Vice President, Finance and Chief Accounting Officer & Treasurer of Core Laboratories N.V. (the "Company"). Mr. Miller has been with the Company since 1998. There are no disagreements between the Company and Mr. Miller that caused or contributed to his retirement.

Mr. Chris Hill, effective April 30, 2015 at age 45, will become the Company's Vice President and Chief Accounting Officer.  Mr. Hill has been with the Company since 2006 and has served as Corporate Controller for Financial Reporting and Corporate Global Controller and now serves as our Investor Relations Analyst.

The Company is not aware of any arrangements or understandings between Mr. Hill and any other person pursuant to which he was selected to his new position with the Company. The Company is not aware of any transaction in which Mr. Hill has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: September 16, 2014	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer